Exhibit 99.1

NEWS RELEASE

Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

IMMEDIATE RELEASE

Transcat Reports Strong Second Quarter Results on

Double-Digit Organic Service Growth and Expanding Gross Margins

●	Second quarter consolidated revenue up 11.3% with 230 basis points gross margin expansion

●	Second quarter service revenue up 17.5%; service organic revenue growth of 10.0%

●	Second quarter service gross profit increased 22.6%; service gross margin expanded 140 basis points

●	Second quarter consolidated adjusted EBITDA grew 23.9%; adjusted EBITDA margin expanded 160 basis points

●	Second quarter adjusted diluted earnings per share of $0.60 increased $0.16 versus prior year

ROCHESTER, NY, October 30, 2023 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration, repair, inspection and laboratory instrument services and value-added distributor of professional grade handheld test, measurement, and control instrumentation, today reported financial results for its second quarter ended September 23, 2023 (the “second quarter”) of fiscal year 2024, which ends March 30, 2024 (“fiscal 2024”).  Results include the previously reported acquisitions of TIC-MS, Inc. ("TIC-MS") effective March 27, 2023, SteriQual, Inc. ("SteriQual"), effective July 12, 2023 and Axiom Test Equipment, Inc. (“Axiom”), effective August 8, 2023.

“We are extremely pleased with our strong second quarter results as Service gross margin expanded 140 basis points driven by double-digit organic Service growth of 10% and increased productivity throughout our network of labs. Service segment revenue grew 17% as demand in our highly regulated end markets, including life sciences, remained strong and our recent acquisitions continued to perform at a high level. Consolidated revenue was up 11% with gross margin expansion of 230 basis points year over year driven by our differentiated value proposition and execution of our automation and process improvement initiatives” commented Lee D. Rudow, President and CEO. “Adjusted EBITDA growth of 24% for the second quarter reflects our ability to leverage organic Service revenue growth and the successful integration of acquired companies. The Transcat Team continues to deliver strong revenue growth and sustainable gross margin expansion.”

“We recently completed a public offering of our common stock, which was used to repay our credit facility, for working capital, and for other general corporate purposes. The successful offering displayed robust demand for Transcat stock among institutional investors due to our consistent long-term track record of profitable revenue growth” stated Mr. Rudow.

Transcat Reports Strong Second Quarter Results on Double-Digit Organic Service Growth and Expanding Gross Margins
October 30, 2023

Mr. Rudow added, “Transcat’s differentiated and proven formula for success with acquisitions centers around our disciplined and selective approach to identify, acquire, and integrate strong companies that will be accretive over the long term, the Transcat way. We completed two acquisitions in the second quarter, including SteriQual, a provider of expert consulting services to the life sciences industry that specializes in commissioning, qualification, and validation (“CQV”), as well as Axiom Test Equipment, the largest acquisition in the history of Transcat. Axiom is a well-established, fast-growing player in the test equipment rental market that will expand our existing Rental offering. We believe Axiom will create opportunities for accelerated growth while improving the margin profile of our Distribution segment as the rental business continues to grow faster than the traditional distribution business. The two rental businesses are complementary to one another in that there is minimal overlap in the rental asset portfolios, as well as little overlap in customers. We believe this presents a compelling cross sell opportunity to quickly leverage in the rental business, but more importantly provides additional opportunity to drive organic calibration service growth into this newly acquired customer base.”

Second Quarter Fiscal 2024 Review
(Results are compared with the second quarter of the fiscal year ended March 25, 2023 (“fiscal 2023”))

($ in thousands)			Change
	FY24 Q2	FY23 Q2	$'s	%
Service Revenue	$41,431	$35,267	$6,164	17.5%
Distribution Sales	21,373	21,172	201	0.9%
Revenue	$62,804	$56,439	$6,365	11.3%

Gross Profit	$20,125	$16,767	$3,358	20.0%
Gross Margin	32.0%	29.7%

Operating Income	$1,643	$3,626	$(1,983)	(54.7)%
Operating Margin	2.6%	6.4%

Net Income	$460	$2,357	$(1,897)	(80.5)%
Net Margin	0.7%	4.2%

Adjusted EBITDA*	$9,330	$7,531	$1,799	23.9%
Adjusted EBITDA* Margin	14.9%	13.3%

Diluted EPS	$0.06	$0.31	$(0.25)	(80.6)%

Adjusted Diluted EPS*	$0.60	$0.44	$0.16	36.4%

*See Note 1 on page 5 for a description of these non-GAAP financial measures and pages 10, 11 and 12 for the reconciliation tables.

Consolidated revenue was $62.8 million, an increase of 11.3%. Consolidated gross profit was $20.1 million, an increase of $3.4 million, or 20.0%, while gross margin expanded 230 basis points due to improvements in both operating segments. Operating expenses were $18.5 million, an increase of $5.3 million, or 40.6%, driven by incremental expenses from acquired businesses (including stock-based compensation expense), higher incentive-based employee costs due to higher sales and a non-cash charge related to the amended NEXA Earn-Out agreement. Adjusted EBITDA was $9.3 million which represented an increase of $1.8 million or 23.9%. Net income per diluted share was $0.06 compared to $0.31 last year, which includes the non-cash charge of $2.8 million for the amended NEXA Earn-Out agreement. Adjusted diluted earnings per share was $0.60 versus $0.44 last year impacted by the stock-based tax benefit move from Q1 of last year to Q2 this year and higher interest expense.

Transcat Reports Strong Second Quarter Results on Double-Digit Organic Service Growth and Expanding Gross Margins
October 30, 2023

Service segment delivers strong second quarter results

Represents the accredited calibration, repair, inspection and laboratory instrument services business (66.0% of total revenue for the second quarter of fiscal 2024).

($ in thousand)			Change
	FY24 Q2	FY23 Q2	$'s	%
Service Segment Revenue	$41,431	$35,267	$6,164	17.5%
Gross Profit	$14,084	$11,487	$2,597	22.6%
Gross Margin	34.0%	32.6%

Operating Income	$742	$2,507	$(1,765)	(70.4)%
Operating Margin	1.8%	7.1%

Adjusted EBITDA*	$6,798	$5,549	$1,249	22.5%
Adjusted EBITDA* Margin	16.4%	15.7%

*See Note 1 on page 5 for a description of this non-GAAP financial measure and pages 10 and 11 for the Adjusted EBITDA Reconciliation tables.

Service segment revenue was $41.4 million, an increase of $6.2 million or 17.5%, and included $2.6 million of incremental revenue from acquisitions.  Organic revenue growth was 10.0% and was driven by strong end-market demand and continued market share gains. The segment gross margin increased 140 basis points from prior year primarily due to continued productivity improvements offset by increased start-up costs from new client-based lab implementations.

Distribution segment shows continued margin improvement

Represents the sale and rental of new and used professional grade handheld test, measurement and control instrumentation (34.0% of total revenue for the first quarter of fiscal 2024).

($ in thousands)			Change
	FY24 Q2	FY23 Q2	$'s	%
Distribution Segment Sales	$21,373	$21,172	$201	0.9%
Gross Profit	$6,041	$5,280	$761	14.4%
Gross Margin	28.3%	24.9%

Operating Income	$901	$1,119	$(218)	(19.5)%
Operating Margin	4.2%	5.3%

Adjusted EBITDA*	$2,532	$1,982	$550	27.7%
Adjusted EBITDA* Margin	11.8%	9.4%

*See Note 1 on page 5 for a description of this non-GAAP financial measure and pages 10 and 11 for the Adjusted EBITDA Reconciliation tables.

Distribution sales were $21.4 million, relatively flat compared to the prior year.  Distribution segment gross margin was 28.3%, an increase of 340 basis points due to a favorable sales mix driven by strength in the Rentals business.

Transcat Reports Strong Second Quarter Results on Double-Digit Organic Service Growth and Expanding Gross Margins
October 30, 2023

Six Month Review (Results are compared with the first six months of fiscal 2023)

Total revenue was $123.4 million, an increase of $12.3 million or 11.1%.  Consolidated gross profit was up $6.0 million, or 18.4%, and gross margin expanded to 31.5% or 200 basis points.  Consolidated operating expenses increased $7.0 million, or 27.3%, driven by incremental expenses from acquired businesses, (including stock-based compensation expense), increased intangibles amortization expense, investments in technology and our employee base to support future growth, and a non-cash charge related to the amended NEXA Earn-Out agreement. As a result, consolidated operating income was $6.3 million compared with $7.2 million in last fiscal year’s period.

Adjusted EBITDA was $17.8 million which represented an increase of $3.0 million or 20.0%. Net income per diluted share decreased to $0.43 from $0.71 and adjusted diluted earnings per share was $1.13 versus $0.98 last year. The effective tax rate was 25.3% compared to 16.9% in the prior year, due to the discrete tax treatment of the non-cash charge related to the amended NEXA Earn-Out agreement. The increase in the tax rate had an unfavorable impact of $0.01 per diluted earnings per share and adjusted diluted earnings per share when compared to the prior year.

Balance Sheet and Cash Flow Overview

On September 23, 2023, the Company had $32.0 million available for borrowing under its secured revolving credit facility.  Total debt of $53.3 million was up $4.2 million from fiscal 2023 year-end due to cash used for acquisitions, partially offset by increased cash flow from operations.  The Company’s leverage ratio, as defined in the credit agreement, was 1.37 on September 23, 2023, compared with 1.60 on March 25, 2023. Subsequent to the end of the quarter, the revolving credit facility was paid off using funds from the secondary offering. As previously disclosed, the NEXA Earn-Out agreement was amended to recognize the expanded scope of the NEXA portfolio, which includes the acquisition of SteriQual. The amendment required a non-cash charge of $2.8 million in the fiscal second quarter.

Outlook

Mr. Rudow added, “We have demonstrated our ability to drive growth through various economic cycles over the past decade and a half, and we are confident that will continue. We expect organic Service revenue growth in the high-single digit to low double-digit range and gross margin expansion for the fiscal 2024 year. We believe our unique value proposition drives a sustainable competitive advantage in the highly regulated markets that we serve, particularly the Life Science, Aerospace, and Defense markets. Additionally, we expect our successful and unique acquisition strategy will continue to drive synergistic growth opportunities and expand our addressable markets.”

Transcat expects its income tax rate to range between 24% and 26% in fiscal 2024. This estimate includes Federal, various state, Canadian and Irish income taxes and reflects the discrete tax accounting associated with share-based payment awards. The tax rate is higher than in recent years and is an increase versus the estimate provided last quarter due to the amended NEXA Earn-Out agreement. The NEXA Earn-Out charge is non-deductible for tax purposes and impacts the full year rate for fiscal year 2024, however this does not impact the actual amount of taxes paid.

Webcast and Conference Call

Transcat will host a conference call and webcast on Tuesday, October 31, 2023 at 11:00 a.m. ET.  Management will review the financial and operating results for the second quarter, as well as the Company’s strategy and outlook.  A question and answer session will follow the formal discussion.  The review will be accompanied by a slide presentation, which will be available at www.transcat.com/investor-relations.  The conference call can be accessed by calling (201) 689-8471.  Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

A telephonic replay will be available from 2:00 p.m. ET on the day of the call through Tuesday, November 7, 2023. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13742041, access the webcast replay at www.transcat.com/investor-relations, where a transcript will be posted once available.

Transcat Reports Strong Second Quarter Results on Double-Digit Organic Service Growth and Expanding Gross Margins
October 30, 2023

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, acquisition related transaction expenses, non-cash loss on sale of building and restructuring expense), which is a non-GAAP measure.  The Company’s management believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included.  As such, the Company uses Adjusted EBITDA as a measure of performance when evaluating its business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.  See pages 10 and 11 for the Adjusted EBITDA Reconciliation tables.

In addition to reporting Diluted Earnings Per Share, a GAAP measure, we present Adjusted Diluted Earnings Per Share (net income plus acquisition related amortization expense, acquisition related transaction expenses, acquisition related stock-based compensation, acquisition amortization of backlog and restructuring expense), which is a non-GAAP measure.  Our management believes Adjusted Diluted Earnings Per Share is an important measure of our operating performance because it provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted Diluted Earnings Per Share is not a measure of financial performance under GAAP and is not calculated through the application of GAAP.  As such, it should not be considered as a substitute or alternative for the GAAP measure of Diluted Earnings Per Share and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  Adjusted Diluted Earnings Per Share, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.  See page 12 for the Adjusted Diluted EPS Reconciliation table.

ABOUT TRANSCAT

Transcat, Inc. is a leading provider of accredited calibration, reliability, maintenance optimization, quality and compliance, validation, Computerized Maintenance Management System (CMMS), and pipette services. The Company is focused on providing best-in-class services and products to highly regulated industries, particularly the Life Science industry, which includes pharmaceutical, biotechnology, medical device, and other FDA-regulated businesses, as well as aerospace and defense, and energy and utilities. Transcat provides periodic on-site services, mobile calibration services, pickup and delivery, in-house services at its 27 Calibration Service Centers strategically located across the United States, Puerto Rico, Canada, and Ireland. In addition, Transcat operates calibration labs in 21 imbedded customer-site locations. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise, and integrity create a unique and compelling value proposition for its customers.

Transcat’s strategy is to leverage its strong brand and unique value proposition that includes its comprehensive instrument service capabilities, enterprise asset management, and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model. More information about Transcat can be found at: Transcat.com.

Transcat Reports Strong Second Quarter Results on Double-Digit Organic Service Growth and Expanding Gross Margins
October 30, 2023

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions.  Forward-looking statements are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” “plans,” “aims” and other similar words.  All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements.  Forward-looking statements should be evaluated in light of important risk factors and uncertainties.  These risk factors and uncertainties include those more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.”  Should one or more of these risks or uncertainties materialize or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated.  In addition, undue reliance should not be placed on the Company’s forward-looking statements, which speak only as of the date they are made.  Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

For more information contact:

Tom Barbato
Phone: (585) 505-6530
Email: Thomas.Barbato@transcat.com

FINANCIAL TABLES FOLLOW.

Transcat Reports Strong Second Quarter Results on Double-Digit Organic Service Growth and Expanding Gross Margins
October 30, 2023

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited)		(Unaudited)
	Second Quarter Ended		Six Months Ended
	September 23,	September 24,	September 23,	September 24,
	2023	2022	2023	2022

Service Revenue	$41,431	$35,267	$81,284	$69,143
Distribution Sales	21,373	21,172	42,118	41,957
Total Revenue	62,804	56,439	123,402	111,100

Cost of Service Revenue	27,347	23,780	54,229	46,821
Cost of Distribution Sales	15,332	15,892	30,338	31,474
Total Cost of Revenue	42,679	39,672	84,567	78,295

Gross Profit	20,125	16,767	38,835	32,805

Selling, Marketing and Warehouse Expenses	6,856	5,900	13,325	11,720
General and Administrative Expenses	11,626	7,241	19,227	13,855
Total Operating Expenses	18,482	13,141	32,552	25,575

Operating Income	1,643	3,626	6,283	7,230

Interest and Other Expense, net	841	537	1,719	693

Income Before Income Taxes	802	3,089	4,564	6,537
Provision for Income Taxes	342	732	1,155	1,108

Net Income	$460	$2,357	$3,409	$5,429

Basic Earnings Per Share	$0.06	$0.31	$0.44	$0.72
Average Shares Outstanding	7,819	7,550	7,732	7,542

Diluted Earnings Per Share	$0.06	$0.31	$0.43	$0.71
Average Shares Outstanding	7,948	7,646	7,840	7,635

Transcat Reports Strong Second Quarter Results on Double-Digit Organic Service Growth and Expanding Gross Margins
October 30, 2023

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)	(Audited)
	September 23,	March 25,
	2023	2023
ASSETS
Current Assets:
Cash	$1,246	$1,531
Accounts Receivable, less allowance for credit losses of $614 and $457 as of September 23, 2023 and March 25, 2023, respectively	44,382	44,698
Other Receivables	335	506
Inventory, net	15,685	16,929
Prepaid Expenses and Other Current Assets	3,525	3,935
Total Current Assets	65,173	67,599
Property and Equipment, net	35,648	29,064
Goodwill	106,366	69,360
Intangible Assets, net	23,156	13,799
Right To Use Assets, net	16,784	14,876
Other Assets	1,083	1,051
Total Assets	$248,210	$195,749

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$12,523	$15,869
Accrued Compensation and Other Current Liabilities	13,295	10,201
Current Portion of Long-Term Debt	2,293	2,248
Total Current Liabilities	28,111	28,318
Long-Term Debt	51,000	46,869
Deferred Tax Liabilities, net	10,836	6,538
Lease Liabilities	14,534	12,960
Other Liabilities	5,477	1,434
Total Liabilities	109,958	96,119

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized; 7,978,401 and 7,562,604 shares issued and outstanding as of September 23, 2023 and March 25, 2023, respectively	3,989	3,781
Capital in Excess of Par Value	64,310	27,886
Accumulated Other Comprehensive Loss	(1,064)	(1,200)
Retained Earnings	71,017	69,163
Total Shareholders' Equity	138,252	99,630
Total Liabilities and Shareholders' Equity	$248,210	$195,749

Transcat Reports Strong Second Quarter Results on Double-Digit Organic Service Growth and Expanding Gross Margins
October 30, 2023

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(Unaudited)
	Six Months Ended
	September 23,	September 24,
	2023	2022
Cash Flows from Operating Activities:
Net Income	$3,409	$5,429
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Net Loss on Disposal of Property and Equipment	11	34
Deferred Income Taxes	23	(54)
Depreciation and Amortization	6,078	5,419
Provision for Accounts Receivable and Inventory Reserves	347	94
Stock-Based Compensation Expense	2,171	1,942
Changes in Assets and Liabilities, net of acquisitions:
Accounts Receivable and Other Receivables	2,384	(1,238)
Inventory	3,376	(3,724)
Prepaid Expenses and Other Current Assets	465	881
Accounts Payable	(3,969)	(586)
Accrued Compensation and Other Current Liabilities	1,677	(2,962)
Net Cash Provided by Operating Activities	15,972	5,235

Cash Flows from Investing Activities:
Purchases of Property and Equipment	(5,444)	(4,772)
Proceeds from Sale of Property and Equipment	-	10
Business Acquisitions, net of cash acquired	(12,882)	(4,040)
Net Cash Used in Investing Activities	(18,326)	(8,802)

Cash Flows from Financing Activities:
Proceeds from Revolving Credit Facility, net	5,288	3,387
Repayments of Term Loan	(1,112)	(1,026)
Issuance of Common Stock	384	364
Repurchase of Common Stock	(2,247)	(437)
Net Cash Provided by Financing Activities	2,313	2,288

Effect of Exchange Rate Changes on Cash	(244)	792

Net Decrease in Cash	(285)	(487)
Cash at Beginning of Period	1,531	1,396
Cash at End of Period	$1,246	$909

Transcat Reports Strong Second Quarter Results on Double-Digit Organic Service Growth and Expanding Gross Margins
October 30, 2023

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(In thousands)
(Unaudited)

	Fiscal 2024
	Q1	Q2	Q3	Q4	YTD
Net Income	$2,949	$460			$3,409
+ Interest Expense	814	890			1,704
+ Other Expense / (Income)	64	(49)			15
+ Tax Provision	813	342			1,155
Operating Income	$4,640	$1,643	$-	$-	$6,283
+ Depreciation & Amortization	2,790	3,269			6,059
+ Transaction Expense	185	328			513
+ Acquisition Earn-Out Adjustment	-	2,800			2,800
+ Other (Expense) / Income	(64)	49			(15)
+ Noncash Stock Compensation	930	1,241			2,171
Adjusted EBITDA	$8,481	$9,330	$-	$-	$17,811

Segment Breakdown

Service Operating Income	$3,192	$742			$3,934
+ Depreciation & Amortization	2,226	2,325			4,551
+ Transaction Expense	185	76			261
+ Acquisition Earn-Out Adjustment	-	2,800			2,800
+ Other (Expense) / Income	(47)	29			(18)
+ Noncash Stock Compensation	676	826			1,502
Service Adjusted EBITDA	$6,232	$6,798	$-	$-	$13,030

Distribution Operating Income	$1,448	$901			$2,349
+ Depreciation & Amortization	564	944			1,508
+ Transaction Expense	-	252			252
+ Other (Expense) / Income	(17)	20			3
+ Noncash Stock Compensation	254	415			669
Distribution Adjusted EBITDA	$2,249	$2,532	$-	$-	$4,781

Transcat Reports Strong Second Quarter Results on Double-Digit Organic Service Growth and Expanding Gross Margins
October 30, 2023

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(In thousands)
(Unaudited)

	Fiscal 2023
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,072	$2,357	$1,601	$3,658	$10,688
+ Interest Expense	360	550	726	781	2,417
+ Other Expense / (Income)	(204)	(13)	313	248	344
+ Tax Provision	376	732	523	1,168	2,799
Operating Income	$3,604	$3,626	$3,163	$5,855	$16,248
+ Depreciation & Amortization	2,641	2,778	2,824	2,712	10,955
+ Transaction Expense	30	-	96	59	185
+ Other (Expense) / Income	204	13	(313)	(248)	(344)
+ Noncash Stock Compensation	828	1,114	815	620	3,377
Adjusted EBITDA	$7,307	$7,531	$6,585	$8,998	$30,421

Segment Breakdown

Service Operating Income	$2,532	$2,507	$1,836	$4,547	$11,422
+ Depreciation & Amortization	2,139	2,246	2,268	2,147	8,800
+ Transaction Expense	30	-	96	59	185
+ Other (Expense) / Income	134	3	(214)	(170)	(247)
+ Noncash Stock Compensation	638	793	576	456	2,463
Service Adjusted EBITDA	$5,473	$5,549	$4,562	$7,039	$22,623

Distribution Operating Income	$1,072	$1,119	$1,327	$1,308	$4,826
+ Depreciation & Amortization	502	532	556	565	2,155
+ Other (Expense) / Income	70	10	(99)	(78)	(97)
+ Noncash Stock Compensation	190	321	239	164	914
Distribution Adjusted EBITDA	$1,834	$1,982	$2,023	$1,959	$7,798

Transcat Reports Strong Second Quarter Results on Double-Digit Organic Service Growth and Expanding Gross Margins
October 30, 2023

TRANSCAT, INC.
Adjusted Diluted EPS Reconciliation Table
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Fiscal 2024
	Q1	Q2	Q3	Q4	YTD
Net Income	$2,949	$460			$3,409
+ Amortization of Intangible Assets	1,093	1,416			2,509
+ Acquisition Amortization of Backlog	-	19			19
+ Acquisition Deal Costs	367	602			969
+ Income Tax Effect at 25%	(365)	(509)			(874)
+ Acquisition Earn-Out Adjustment	-	2,800			2,800
Adjusted Net Income	$4,044	$4,788	$-	$-	$8,832

Average Diluted Shares Outstanding	7,762	7,948			7,840

Diluted Earnings Per Share	$0.38	$0.06	$-	$-	$0.43

Adjusted Diluted Earnings Per Share	$0.52	$0.60	$-	$-	$1.13

	Fiscal 2023
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,072	$2,357	$1,601	$3,658	$10,688
+ Amortization of Intangible Assets	1,084	1,147	1,180	1,043	4,454
+ Acquisition Deal Costs	299	239	254	226	1,018
+ Income Tax Effect at 25%	(346)	(346)	(359)	(317)	(1,368)
Adjusted Net Income	$4,109	$3,397	$2,676	$4,610	$14,792

Average Diluted Shares Outstanding	7,629	7,646	7,666	7,688	7,645

Diluted Earnings Per Share	$0.40	$0.31	$0.21	$0.48	$1.40

Adjusted Diluted Earnings Per Share	$0.54	$0.44	$0.35	$0.60	$1.93

Transcat Reports Strong Second Quarter Results on Double-Digit Organic Service Growth and Expanding Gross Margins
October 30, 2023

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2024 Q2	FY 2023 Q2	$'s	%
Service Revenue	$41,431	$35,267	$6,164	17.5%
Cost of Revenue	27,347	23,780	3,567	15.0%
Gross Profit	$14,084	$11,487	$2,597	22.6%
Gross Margin	34.0%	32.6%

Selling, Marketing & Warehouse Expenses	$4,143	$3,791	$352	9.3%
General and Administrative Expenses	9,199	5,189	4,010	77.3%
Operating Income	$742	$2,507	$(1,765)	(70.4)%
% of Revenue	1.8%	7.1%

			Change
DISTRIBUTION	FY 2024 Q2	FY 2023 Q2	$'s	%
Distribution Sales	$21,373	$21,172	$201	0.9%
Cost of Sales	15,332	15,892	(560)	(3.5)%
Gross Profit	$6,041	$5,280	$761	14.4%
Gross Margin	28.3%	24.9%

Selling, Marketing & Warehouse Expenses	$2,713	$2,109	$604	28.6%
General and Administrative Expenses	2,427	2,052	375	18.3%
Operating Income	$901	$1,119	$(218)	(19.5)%
% of Sales	4.2%	5.3%

			Change
TOTAL	FY 2024 Q2	FY 2023 Q2	$'s	%
Total Revenue	$62,804	$56,439	$6,365	11.3%
Total Cost of Revenue	42,679	39,672	3,007	7.6%
Gross Profit	$20,125	$16,767	$3,358	20.0%
Gross Margin	32.0%	29.7%

Selling, Marketing & Warehouse Expenses	$6,856	$5,900	$956	16.2%
General and Administrative Expenses	11,626	7,241	4,385	60.6%
Operating Income	$1,643	$3,626	$(1,983)	(54.7)%
% of Revenue	2.6%	6.4%

Transcat Reports Strong Second Quarter Results on Double-Digit Organic Service Growth and Expanding Gross Margins
October 30, 2023

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
	FY 2024	FY 2023
SERVICE	YTD	YTD	$'s	%
Service Revenue	$81,284	$69,143	$12,141	17.6%
Cost of Revenue	54,229	46,821	7,408	15.8%
Gross Profit	$27,055	$22,322	$4,733	21.2%
Gross Margin	33.3%	32.3%

Selling, Marketing & Warehouse Expenses	$8,250	$7,374	$876	11.9%
General and Administrative Expenses	14,871	9,909	4,962	50.1%
Operating Income	$3,934	$5,039	$(1,105)	(21.9)%
% of Revenue	4.8%	7.3%

			Change
	FY 2024	FY 2023
DISTRIBUTION	YTD	YTD	$'s	%
Distribution Sales	$42,118	$41,957	$161	0.4%
Cost of Sales	30,338	31,474	(1,136)	(3.6)%
Gross Profit	$11,780	$10,483	$1,297	12.4%
Gross Margin	28.0%	25.0%

Selling, Marketing & Warehouse Expenses	$5,075	$4,346	$729	16.8%
General and Administrative Expenses	4,356	3,946	410	10.4%
Operating Income	$2,349	$2,191	$158	7.2%
% of Sales	5.6%	5.2%

			Change
	FY 2024	FY 2023
TOTAL	YTD	YTD	$'s	%
Total Revenue	$123,402	$111,100	$12,302	11.1%
Total Cost of Revenue	84,567	78,295	6,272	8.0%
Gross Profit	$38,835	$32,805	$6,030	18.4%
Gross Margin	31.5%	29.5%

Selling, Marketing & Warehouse Expenses	$13,325	$11,720	$1,605	13.7%
General and Administrative Expenses	19,227	13,855	5,372	38.8%
Operating Income	$6,283	$7,230	$(947)	(13.1)%
% of Revenue	5.1%	6.5%